UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

Croff Enterprises, Inc.
(Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	000-16731 (Commission File Number)	87-0233535 (IRS Employer Identification Number)

3773 Cherry Creek Drive North Suite 1025 (Address of principal executive offices)		80209 (Zip Code)

3033831555
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Sale of Director’s Shares, Special Dividend, and Director Resignation

Croff Enterprises, Inc. announced today that following a meeting of the Board of Directors on June 10, 2008, two members of the Board of directors, the Company’s Chairman and President Gerald Jensen and director, Julian Jensen, have entered into agreements to sell all of their common shares in the Company. A third director, Richard Mandel will sell only his free trading common share, and retain his restricted shares.  Pursuant to the majority share acquisition, on closing of the sale, the existing Board of Directors and officers will resign and the Company will be relocated to Beverly Hills, California. Croff announced that a special dividend of $.40 per common share has also been declared to all shareholders of record as of June 10, 2008. This would distribute most of the company’s cash to existing shareholders prior to the change in control of the Company.

Harvey Fenster, director, announced his resignation following the meeting, effective at the close of business on June 10, 2008. The Press Release from the Company is attached hereto as Exhibit 99.1. Upon closing, all current directors will resign and the Company will announce its new directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: June 12, 2008	CROFF ENTERPRISES, INC. By: /s/ Gerald L. Jensen Gerald L. Jensen President

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Croff Enterprises, Inc dated June 12, 2008